UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 16, 2006

TriQuint Semiconductor, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22660	95-3654013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 N.E. Brookwood Parkway

Hillsboro, Oregon 97124

(Address of principal executive offices, including zip code)

(503) 615-9000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 16, 2006, the Board of Directors (the “Board”) of TriQuint Semiconductor, Inc. (“TriQuint”) approved and adopted amended and restated Bylaws of TriQuint (the “Bylaws”). The primary purpose of the changes in the Bylaws, which became effective on November 16, 2006, are as follows:

•	Section 3.9 regarding notice and special meetings by the board of directors was expanded to provide for notice of special meetings to directors by electronic mail.

•	Section 3.14 regarding board action by written consent without a meeting was expanded to allow for written consent by electronic transmission.

•	The addition of Article IX regarding the manner of giving notice to stockholders of any meeting and waiver of notice by stockholders to (i) establish when mailed notice of any meeting of stockholders is given, (ii) provide for notice to stockholders by electronic transmission and set forth the requirements for effective notice by electronic transmission, (iii) provide for single written notice to stockholders sharing an address, (iv) provide that notice to persons with whom communication is unlawful shall not be required; and (v) provide for electronic waiver of notice by any person entitled to notice.

In addition, Section 3.2 of the Bylaws was previously amended to reflect an amendment approved by the Board on February 12, 2004 to change the authorized number of directors from nine to a number set by resolution of the Board, which became effective on February 12, 2004.

The preceding description of the amendments to TriQuint’s Bylaws is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit No.	Description

3.2	Amended and Restated Bylaws of TriQuint Semiconductor, Inc., as adopted November 16, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIQUINT SEMICONDUCTOR, INC.

By:	/s/ STEPHANIE J. WELTY
Stephanie J. Welty
Chief Financial Officer

Date: November 22, 2006

EXHIBIT INDEX

Exhibit No.	Description

3.2	Amended and Restated Bylaws of TriQuint Semiconductor, Inc. as adopted November 16, 2006